Filed Pursuant to Rule 424(b)(5)

Registration No. 333-292411

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 12, 2026)

1,269,509 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 67,706 Shares of Common Stock (and 67,706 Shares of Common Stock underlying such Pre-Funded Warrants)

AQUABOUNTY TECHNOLOGIES, INC.

Pursuant to this prospectus supplement and the accompanying prospectus, AquaBounty Technologies, Inc. (the “Company,” “we,” “our” and “us”) is offering (i) 1,269,509 shares of common stock of the Company, par value $0.001 per share (the “common stock”), at a price of $0.86 per share, and (ii) 67,706 pre-funded warrants at a public offering price equal to the price per share being sold in this offering minus $0.001 to certain institutional accredited investors (the “Purchasers”). The pre-funded warrants will be exercisable immediately and may be exercised at any time until the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the pre-funded warrants sold in this offering.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AQB.” On February 11, 2026, the last reported sale price of our common stock on Nasdaq was US $0.88 per share.

We have retained Univest Securities, LLC (“Univest” or the “placement agent”) as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for more information regarding these arrangements.

Univest has agreed to use its “reasonable best efforts” to arrange for the sale of our common stock offered by this prospectus supplement and the accompanying prospectus, via a registered direct offering, but Univest has no obligation to purchase or sell any of such shares or to arrange for the purchase or sale of any specific number or dollar amount of such shares. There is no required minimum number of shares of our common stock that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth below.

The compensation to Univest for sales of common stock sold pursuant to the Securities Purchase Agreement will be a cash fee equal to seven percent (7%) of the aggregate gross proceeds received by the Company from this offering. We have agreed to provide reimbursement of the placement agent’s reasonable travel and other out-of-pocket expenses, including the reasonable fees, costs, and disbursements of its legal counsel, in an amount not to exceed an aggregate of $30,000. In connection with the sale of the common stock on our behalf, Univest may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. We have also agreed to provide indemnification and contribution to Univest with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The aggregate market value of the outstanding shares of our common stock held by non-affiliates is approximately $4,274,456.82, which was calculated in accordance with General Instruction I.B.6 of Form S-3 and is based on based on 3,877,695 shares of outstanding common stock, of which 3,850,862 shares are held by non-affiliates, and a price per share of $1.11, which was the closing price of our common stock on Nasdaq on January 23, 2026. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus, we have offered and sold no shares of common stock pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

We are a smaller reporting company as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on Page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of risks that should be considered in connection with an investment in our securities.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Univest Securities, LLC

The date of this prospectus supplement is February 12, 2026.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On December 23, 2025, we filed with the Securities Exchange Commission, or SEC, a registration statement on Form S-3 (as amended by the Amendment No. 1 to Form S-3, which was filed with the SEC on January 9, 2026), utilizing a shelf registration process relating to the securities further described in this prospectus supplement, which was declared effective by the SEC on January 12, 2026. Under the shelf registration process, we may, in one or more offerings, offer and sell any combination, together or separately, of our debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units, or any combination thereof as described in the accompanying base prospectus of up to $350,000,000 from time to time at prices to be determined by market conditions at the time of offering. We are selling shares of common stock and prefunded warrants, including the underlying shares of common stock issuable upon the exercise of the prefunded warrants in this offering.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document having a later date incorporated by reference in this prospectus, the statement in the document incorporated by reference modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus, our filings with the SEC and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,”

“anticipate,” “intend,” “foresee,” “expect,” “should,” “could,” “plan,” “predict,” “project,” or their negatives and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in prospectus supplement and the accompanying base prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus supplement and the accompanying base prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus supplement and the accompanying base prospectus. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties relate to, among other matters, the following: our history of net losses and the likelihood of future net losses; our ability to continue as a going concern; our ability to raise additional funds, including from the sale of non-current assets, in sufficient amounts on a timely basis, on acceptable terms, or at all; our ability to obtain and maintain approvals and permits to construct and operate the Ohio Farm Project (as defined below) without delay; risks related to potential strategic acquisitions, dispositions, mergers, joint ventures, and other strategic transactions; security breaches, cyber-attacks, and other disruptions could compromise our information, expose us to fraud or liability, or interrupt our operations; any further write-downs of the value of our assets; business, political, or economic disruptions or global health concerns; adverse developments affecting the financial services industry; our ability to use net operating losses and other tax attributes, which may be subject to certain limitations; volatility in the price of our shares of common stock; our ability to maintain our listing on Nasdaq; an active trading market for our common stock may not be sustained; our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors; any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock; provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us; our expectation of not paying cash dividends in the foreseeable future; the composition of our Board of Directors may change from time to time under our governing documents, including through the filling of vacancies, which may result in a change in the company’s strategic plan; other risks and uncertainties reported from time-to-time in AquaBounty’s filings with the SEC, including Part I item 1A “Risk Factors” of AquaBounty’s annual report on Form 10-K for the year ended December 31, 2024.

We also direct readers to the other risks and uncertainties discussed in other documents we file with the SEC.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

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ABOUT THE COMPANY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement, the accompanying prospectus, and any free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “AquaBounty Technologies, Inc.,”  the “Company,” “we,” “us,”  and “our”  refer to AquaBounty Technologies, Inc. and its subsidiaries.

Overview
About AquaBounty Technologies, Inc.

AquaBounty was incorporated in December 1991 in the State of Delaware for the purpose of conducting research and development of the commercial viability of a group of proteins commonly known as antifreeze proteins. In 1996, we obtained the exclusive licensing rights for a gene construct (transgene) used to create a breed of farm-raised Atlantic salmon that exhibits growth rates that are substantially faster than conventional salmon. The Company historically pursued a growth strategy that included the construction of large-scale recirculating aquaculture system farms for producing genetically engineered Atlantic salmon (“GE Atlantic salmon”). The Company commenced construction of a 10,000 metric ton farm in Pioneer, Ohio (“Ohio Farm Project”), but paused the construction in June 2023, as the cost estimate to complete the farm continued to substantially increase due to inflation and other factors. Further, these cost increases impaired the Company’s ability to pursue municipal bond financing, which was a necessary component of its funding strategy. The Company subsequently engaged an investment bank to pursue a range of funding and strategic alternatives and to assist management in the prioritization of the Company’s core assets. These efforts resulted in the sale of the Company’s grow-out farm in Indiana in July 2024, recurring sales throughout the remainder of 2024 and the first nine months of 2025 of selected equipment originally intended for the Ohio Farm Project (“Ohio Equipment Assets”), and the sale of the Company’s Canadian subsidiary, including the broodstock farms owned by the Canadian subsidiary in Prince Edward Island, Canada and its intellectual property for GE Atlantic salmon, along with trademarks and patents in March 2025. After completion of these transactions, the Company’s primary remaining asset is its investment in the Ohio Farm Project, consisting of the remaining Ohio Equipment Assets and the land and construction in process. The Company continues to work with an investment bank to identify the optimal path forward for realizing the potential of this asset, either through new investment, partnership,  or other strategic options.

For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.

Corporate Information

AquaBounty’s common stock is traded on Nasdaq under the symbol “AQB.”

Our executive offices are located at 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451. Our telephone number is (978) 648-6000. Our website address is https://aquabounty.com. The information on our website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	1,269,509 shares of common stock, par value $0.001 per share.

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Pre-funded warranted offered by us pursuant to this prospectus supplement

Pre-funded warrants to purchase an aggregate of 67,706 shares of common stock. Each pre-funded warrant is exercisable for one share of our common stock. The exercise price of each pre-funded warrant is $0.001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the pre-funded warrants sold in this offering.

Offering price	$0.86 per share of common stock $0.859 per pre-funded warrant
Common stock outstanding before this offering	3,877,695 shares (1)
Common stock to be outstanding after the offering	5,147,204 shares (assuming no exercise of the pre-funded warrants) (1)
Use of Proceeds	We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. See “Use of Proceeds” beginning on page S-6 of this prospectus supplement.
Risk Factors

Investing in our common stock involves significant risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-4 of this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information included in or incorporated by reference into this prospectus supplement, before deciding whether to invest in our common stock.

The Nasdaq Capital Market Symbol	AQB

(1) Based on shares outstanding as of February 11, 2026,  excluding the following shares of common stock reserved for issuance as of that date.

 ● Stock options representing a total of 37,594 shares of common stock issuable upon exercise.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement and any accompanying base prospectus with respect to this offering filed by us with the SEC, before you make a decision to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

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This is a best efforts offering, with no minimum number of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus supplement. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise such pre-funded warrants and acquire our common stock.

Until holders of pre-funded warrants acquire shares of our common stock upon exercise of such pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

You may experience significant dilution as a result of future financings and the exercise of outstanding options.

In order to raise additional capital, we may issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future offerings pursuant to the accompanying prospectus. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Our stock price has been and is likely to be volatile.

The market price of our common stock has been and is likely to be subject to wide fluctuations. For example, the market price of our common stock has fluctuated from an intra-day low of $.50 to an intra-day high of $2.95 over the 12 months preceding the date of this prospectus supplement. This volatility may affect the price at which you could sell shares of our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including, among other things those described elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. For example, announcements made by competitors regarding factors influencing their business may cause fluctuations in the valuation of companies throughout our industry, including fluctuations in the valuation of our stock.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry

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fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock.

We will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our common stock to decline.

Future sales of our common stock in the public market or other financings could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, and the perception that such sales might occur in the future or the occurrence of other financings, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act (“Rule 144”). In addition, shares of common stock issuable upon exercise of outstanding options, restricted stock units and shares reserved for future issuance under our incentive stock plan will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of our existing debt agreements preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of our common stock in this offering will be approximately $1.0 million after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, capital expenditures and working capital. We have no present plans, agreements or commitments with respect to any potential acquisition. We currently do not intend to use any of the net proceeds from this offering to re-start construction of the Ohio Farm Project.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, if any, competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any determination to declare or pay dividends in the future will be at the discretion of our board of directors and will depend on a number of factors, including our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our common stock and pre-funded warrants in this offering. The following description of our common stock and pre-funded warrants summarizes the material terms and provisions thereof, including the material terms of the common stock and pre-funded warrants we are offering under this prospectus supplement and the accompanying base prospectus.

Common Stock

See “Description of Common and Preferred Stock” in the accompanying base prospectus for more information regarding our shares of common stock.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrants, the form of which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 12, 2026. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

. Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.001. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

. The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock (or, at the election of the purchaser, 9.99%). No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay cash or round up to the next whole share.

Cashless Exercise

. If at the time of exercise under the pre-funded warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares of common stock pursuant to the warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction

. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities of the successor or acquiring corporation or of ours, if we are the surviving corporation, or any additional consideration that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

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PLAN OF DISTRIBUTION

Univest Securities, LLC (the “placement agent” or “Univest”) has agreed to act as the exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling the securities offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby.

We entered into securities purchase agreements directly with the investors on February 11, 2026 pursuant to which we will sell to the investors (i) 1,269,509 shares of common stock at a purchase price of $0.86 per share and (ii) pre-funded warrants to purchase 67,706 shares of common stock at a purchase price of $0.859 per pre-funded warrant in this takedown offering from our shelf registration statement, and we will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the common stock being offered pursuant to this prospectus supplement on or about February 13, 2026, subject to customary closing conditions.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our common stock by the placement agent. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and
•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the placement agent or its affiliates may in the future engage in investment banking and/or other services with us and our affiliates for which it may in the future receive customary fees and expenses.

Fees and Expense

We have agreed to pay the placement agent placement agent fees equal to seven percent 7.0% of the gross proceeds of this offering. In addition, we have agreed to reimburse the placement agent for all reasonable travel and other out-of-pocket expenses, including the reasonable fees, costs, and disbursements of its legal counsel, in an amount not to exceed an aggregate of $30,000. The Company will reimburse the placement agent at the closing of this offering, directly out of the gross proceeds raised in this offering. After deducting certain fees and expenses due to placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately US $1.0 million.

Tail Fee

If within twelve (12) months after the later of the closing of this offering, or if the closing does not occur, the termination of the placement agency agreement entered into by and between the Company and the placement agent, dated February 11, 2026 (the “Placement Agency Agreement”) by the Company other than for cause, the Company completes the sale of any equity, debt and/or equity derivative instruments to any investors previously unknown to the Company who are actually introduced by the placement agent to the Company, during such period, then the Company shall pay to the placement agent a commission of seven percent  (7%) of the aggregate gross proceeds raised from such investors. The placement agent shall provide a list of such investors upon termination of the Placement Agency Agreement or closing of this offering, and the Company shall be able to review and revise this list as needed.

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Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Passive Market Making

In connection with this offering, the placement agent may engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of our securities and extending through the completion of the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Potential Conflicts of Interest

The placement agent and its affiliates have provided investment banking and other financial services for us for which services they have received customary fees. The placement agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus and the accompanying base prospectus or this prospectus, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

LEGAL MATTERS

The validity of the shares being offered by this prospectus supplement and other legal matters concerning this offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by FBT Gibbons LLP, Louisville, Kentucky.

EXPERTS

The financial statements of AquaBounty Technologies, Inc. as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.aquabounty.com. We may use our investor relations website to post important information for investors, including press releases, public conference calls and webcasts, and other information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, in addition to following filings with the SEC. The contents on our website are not part of this prospectus supplement or the accompanying prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained at our website.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

Corporate Secretary

AquaBounty Technologies, Inc..

233 Ayer Road, Suite 4,

Harvard, Massachusetts 01451

(978) 648-6000

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following  documents that we have already filed with the SEC (other than any portion of such filings that are furnished, rather than filed, under the SEC’s applicable rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 27, 2025;
•

Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2025,  June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025,  August 5, 2025, and October 28, 2025, respectively.

•

Current Reports on Form 8-K, filed with the SEC on January 17, 2025,  March 4, 2025,  June 13, 2025,  August 15, 2025,  September 17, 2025, and October 28, 2025 and the Current Report on Form 8-K/A filed on February 4, 2026, (other than the portions of those documents deemed furnished and not filed);

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 in the definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 4, 2025; and

•

The description of AquaBounty’s securities set forth in our registration statement on Form 10-12B filed with the SEC on April 25, 2014, as updated by Exhibit 4.3 to AquaBounty’s Form 10-K for the year ended December 31 2019, filed with the SEC on March 10, 2020.

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We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information that has been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules). These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to AquaBounty Technologies, Inc., Attention: Interim Chief Executive Officer, Chief Financial Officer and Treasurer, 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451 (telephone number: (978) 648-6000).

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Prospectus

$350,000,000

DEBT SECURITIES

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS

UNITS

AquaBounty Technologies, Inc. (“AQB,”  “AquaBounty” or the “Company”) may offer, issue and sell from time to time, together or separately, up to $350,000,000 in the aggregate of:

•	debt securities, which may be senior or subordinated debt securities;
•	shares of its common stock;
•	shares of its preferred stock, which it may issue in one or more series;
•	depositary shares representing shares of its preferred stock;
•	warrants to purchase debt or equity securities;
•	purchase contracts; and
•	units, each representing ownership of a combination of two or more securities.

We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read this prospectus and the accompanying prospectus supplement and/or free writing prospectus carefully before you make your investment decision. References to “we,” “us” and “our” refer to AquaBounty.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings subject to the Baby Shelf Limitation (as defined below). We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

AquaBounty’s common stock, $0.001 par value per share is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AQB.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The aggregate market value of our outstanding shares of common stock held by non-affiliates is approximately $3,421,412 based on 3,877,695 shares of outstanding common stock, of which 3,844,284 shares are held by non-affiliates, at a per share price of $0.89, which was the closing price of our common stock as quoted by NASDAQ on January 6, 2026. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus, we have offered and sold No shares of common stock pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

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Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  January 12, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $350,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. You should read both this prospectus and any prospectus supplement and/or free writing prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus. We have not have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.

You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summary descriptions of the securities that we may sell from time  to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement and/or free writing prospectus.

Our principal executive office is located at 233 Ayer Road, Suite 4,  Harvard, Massachusetts 01451 (telephone number: (978) 648-6000).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions, and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will” are intended to identify forward-looking statements. As set forth more fully under “Part I, Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent combined Quarterly Reports on Form 10-Q, each of which is incorporated by reference herein, important factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:

•	Our history of net losses and the likelihood of future net losses;
•	Our ability to continue as a going concern;
•	Our ability to raise additional funds, including from the sale of non-current assets, in sufficient 1 amounts on a timely basis, on acceptable terms, or at all;
•	Our ability to obtain and maintain approvals and permits to construct and operate our Ohio Farm Project (as defined below) without delay;
•	Risks related to potential strategic acquisitions, dispositions, mergers, joint ventures, and other strategic transactions;
•	Security breaches, cyber-attacks, and other disruptions could compromise our information, expose us to fraud or liability, or interrupt our operations;
•	Any further write-downs of the value of our assets;
•	Business, political, or economic disruptions or global health concerns;
•	Adverse developments affecting the financial services industry;
•	Our ability to use net operating losses and other tax attributes, which may be subject to certain limitations;
•	Volatility in the price of our shares of common stock;
•	Our ability to maintain our listing on the Nasdaq Stock Market LLC (“Nasdaq”);
•	An active trading market for our common stock may not be sustained;
•	Our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors;
•	Any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock;
•	Provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us;
•	Our expectation of not paying cash dividends in the foreseeable future;
•

The composition of our Board of Directors may change from time to time under our governing documents, including through the filling of vacancies, which may result in a change in the Company’s strategic plan; and

•

Other risks and uncertainties reported from time-to-time in AquaBounty’s filings with the SEC, including Part I Item 1A “Risk Factors” of AquaBounty’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also direct readers to the other risks and uncertainties discussed in other documents we file with the SEC.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

OUR COMPANY

AquaBounty was incorporated in December 1991 in the State of Delaware for the purpose of conducting research and development of the commercial viability of a group of proteins commonly known as antifreeze proteins. In 1996, we obtained the exclusive licensing rights for a gene construct (transgene) used to create a breed of farm-raised Atlantic salmon that exhibits growth rates that are substantially faster than conventional salmon. The Company historically pursued a growth strategy that included the construction of large-scale recirculating aquaculture system farms for producing its genetically engineered Atlantic salmon (“GE Atlantic salmon”). The Company commenced construction of a 10,000 metric ton farm in Pioneer, Ohio (“Ohio Farm Project”), but paused the construction in June 2023, as the cost estimate to complete the farm continued to substantially increase due to inflation and other factors. Further, these cost increases impaired the Company’s ability to pursue municipal bond financing, which was a necessary component of its funding strategy. The Company subsequently engaged an investment bank to pursue a range of funding and strategic alternatives and to assist management in the prioritization of the Company’s core assets. These efforts resulted in the sale of the Company’s grow-out farm in Indiana in July

2024, recurring sales throughout the remainder of 2024 and the first nine months of 2025 of selected equipment originally intended for the Ohio Farm Project (“Ohio Equipment Assets”), and the sale of the Company’s Canadian subsidiary, including the broodstock farms owned by the Canadian subsidiary in Prince Edward Island, Canada and its intellectual property for GE Atlantic salmon, along with trademarks and patents in March 2025. After completion of these transactions, the Company’s primary remaining asset is its investment in the Ohio Farm Project, consisting of the remaining Ohio Equipment Assets and the land and construction in process. The Company continues to work with its investment bank to identify the optimal path forward for realizing the potential of this asset, either through new investment, partnership or other strategic options.

For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.

AquaBounty’s common stock is traded on Nasdaq under the symbol “AQB.”

Our executive offices are located at 233 Ayer Road, Suite 4,  Harvard, Massachusetts 01451. Our telephone number is (978) 648-6000. Our website address is https://aquabounty.com. The information on our website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as the risk factors discussed under “Part I, Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures and working capital requirements. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and use of the net proceeds of this offering.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

The following summary of the general terms and provisions of the indenture is not complete (the text below refers to both indentures as the form of  “indenture”). Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.

General

Unless otherwise provided in a supplemental indenture, our Board of Directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

●	the title of the debt securities;

●	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

●	whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities;”

●	any limit on the aggregate principal amount of the debt securities;

●	the date(s) when principal payments are due on the debt securities;

●

the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

●	the place(s) where principal of, premium and interest on the debt securities will be payable;

●

provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

●	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

●	any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.

Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat DTC as the holder of a debt security and/or any persons specified in a written statement of the depositary with respect to that global debt security.

All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”

We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.

We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change in Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, the terms of the debt securities will provide that we may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:

●

we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●

immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events,  unless otherwise specified in the prospectus supplement:

●

default in the payment when due of any interest on any debt security of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);

●	default in the payment when due of principal of any debt security of that series;

●	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

●

default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25.0% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without any notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●

the holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Modification and Waiver

We may amend or supplement the indenture or a series of debt securities if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment or waiver without the consent of the specific holder of an affected debt security then outstanding if that amendment or waiver will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

●	reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●

waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

●

make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient in the opinion of our independent public accountants to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

●

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

●

a default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, unless the indenture otherwise prohibits such payment or distribution at the time of such payment or distribution.

No new payment blockage notice may be given unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, premium, if any, and interest on the debt securities that have come due have been paid in full in cash. A non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee, reimburse the trustee for reasonable expenses and to indemnify the trustee against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee and will not be subject to subordination.

Certain Definitions

“Indebtedness” means:

(1)

all indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services);

2
	(2)	all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)

all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet, and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property;

(4)

all obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(5)

all direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities (contingent or otherwise), to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (4) above;

(6)

any indebtedness or other obligations described in (1) through (5) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by us; and

(7)

any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6) above.

“Senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, additional amounts, if any, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

●

indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

●	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following is a description of our capital stock and the material provisions of AquaBounty’s third amended and restated certificate of incorporation, as amended (the “Certificate”) and bylaws, as amended and restated (the “Bylaws”). The following summary of the terms of the capital stock of AquaBounty is not intended to be complete and is subject in all respects to the applicable provisions of federal law governing bank holding companies, the Delaware General Corporation Law (the “DGCL”) and the Certificate and Bylaws. See the section of this Registration Statement entitled “Where You Can Find More Information” on page 1 for more information.

General

The authorized capital stock of AquaBounty consists of 75 million shares of common stock, par value $.001, and 5 million shares of preferred stock, par value $0.01 per share. As of January 6, 2026 3,877,695 shares of AquaBounty common stock were outstanding, and no shares of AquaBounty preferred stock were outstanding. AquaBounty preferred stock may be issued in one or more series with those terms and at those times and for any consideration as the AquaBounty Board of Directors determines.

Common Stock
Dividends and Liquidation Rights

.  Subject to preferences that may be applicable to any outstanding shares of our preferred stock, holders of shares of our common stock are entitled to receive ratably such dividends, if any, as our Board of Directors may declare on the common stock out of funds legally available for that purpose. Upon our liquidation, dissolution, or winding up, holders of shares of our common stock would be entitled to share ratably in all assets remaining after the payment of all debts and other liabilities and the liquidation preferences of any outstanding shares of our preferred stock.

Voting Rights

.  Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. A majority of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote is required for any action by the shareholders except (a) as otherwise provided by law or the Certificate and (b) that directors are to be elected by a plurality of the votes cast at elections. Holders of shares of our common stock do not have cumulative voting rights in the election of directors.

Our Certificate provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting; that stockholders may not take any action by written consent in lieu of a meeting; that only the chairman of our Board of Directors, our chief executive officer, or a majority of the authorized number of directors may call special meetings of stockholders; and that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Other Rights

.  Holders of common stock have no preemptive, conversion, or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Fully Paid and Nonassessable

. All of our outstanding shares of common stock are, and the shares of common stock to be issued upon conversion or exercise of our convertible securities, if applicable, will be when issued, fully paid and nonassessable.

Future Issuance of Preferred Stock

.  There are no shares of preferred stock issued or outstanding. Our Board of Directors may, without further action by our shareholders, from time to time, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the rights, preferences, and limitations of each series. These shares of preferred stock may have conversion, dividend, liquidation, or voting rights that could adversely affect the holders of shares of our common stock, and they may render more difficult or tend to discourage a merger, tender offer, or proxy contest; the assumption of control by a holder of a large block of our securities; or the removal of incumbent management.

Changes in Control

.  Certain provisions of the DGCL and of our Certificate and Bylaws could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions might inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts, make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests, and prevent changes in our Board of Directors or management.

Advance Notice Procedures

.  The Bylaws establish advance notice procedures for shareholders to make nominations of candidates for election as directors or bring other business before an annual meeting of our shareholders. If the officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director, or that business will not be conducted at the meeting.

Authorized but Unissued Shares

.  The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of our common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Amendment to Bylaws and Certificate

.  As required by the DGCL, any amendment of Certificate must first be approved by a majority of our Board of Directors and, if required by law or our Certificate, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to directors, limitation of liability, and choice of forum must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment. Our Bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the Bylaws, and may also be amended by the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote on the amendment.

Board Composition and Filling Vacancies

.  In accordance with our Certificate,  members of our Board of Directors may be removed without cause by the affirmative vote of the holders of 66 2/3% or more of the shares then entitled to vote at an election of directors, or with cause by the affirmative vote of a majority of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an increase in the size of our Board of Directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. Our Board of Directors is not divided into classes.

Forum

.  Our Certificate provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee to us or to our stockholders; (3) any action asserting a claim arising pursuant to any provision of the DGCL; or (4) any action asserting a claim governed by the internal affairs doctrine.

Transfer Agent

.  The transfer agent for our common stock is Computershare Trust Company, N.A.

Listing

.  Our common stock is listed on Nasdaq under the symbol “AQB.”

Preferred Stock

No shares of AquaBounty preferred stock are currently outstanding. AquaBounty preferred stock may be issued by vote of the AquaBounty Board of Directors without shareholder approval. AquaBounty preferred stock may be issued in one or more classes and series, with such designations, voting rights (or without voting rights), redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the AquaBounty Board of Directors may determine in the exercise of its business judgment. AquaBounty preferred stock may be issued by the AquaBounty Board of Directors for a variety of reasons.

Shares of AquaBounty preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of AquaBounty preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of shares, including the shares of AquaBounty common stock to be issued in connection with the merger. The issuance of shares of AquaBounty preferred stock could serve to dilute the voting rights or ownership percentage of the holders of AquaBounty common stock. The issuance of AquaBounty preferred stock might also serve to deter or block any attempt to obtain control of AquaBounty or to facilitate any such attempt.

We will describe in a prospectus supplement relating to any series of preferred stock being offered the following terms:

"	the distinguishing designation of the series of preferred stock;
"	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the series;
"	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the series of preferred stock;
"	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the series of preferred stock will accumulate;
"	the procedures for any auction and remarketing, if any, for the series of preferred stock;
"	the provisions for a sinking fund, if any, for the series of preferred stock;
"	the provision for redemption, if applicable, of the series of preferred stock;
"	any listing of the series of preferred stock on any securities exchange;
"	the terms and conditions, if applicable, upon which the series of preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
"	voting rights, if any, of the series of preferred stock;
"	a discussion of any material or special U.S. federal income tax considerations applicable to the series of preferred stock;
"	the relative ranking and preferences of the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
"

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

"	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

"	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
"	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
"	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a depositary agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

While the depositary agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, unless otherwise stated in the applicable prospectus supplement, all depositary agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Depositary Agreement

We and the depositary may amend a depositary agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a depositary agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a depositary agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the depositary agreement relate available to the holders of those depositary shares. A depositary agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the 15 depositary agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the depositary agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

The preceding description and any description of depositary shares in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of depositary receipt which will be filed with the SEC in connection with the offering of such depositary shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The preceding description and any description of warrants in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of warrant which will be filed with the SEC in connection with the offering of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating or entitling holders to purchase from us, and obligating or entitling us to sell to holders, a specific number of shares of common stock, preferred stock, debt securities or other securities, property or assets, at a future date or dates. Alternatively, the purchase contracts may obligate or entitle us to purchase from holders, and obligate or entitle holders to sell to us, a specific or varying number of shares of preferred stock, common stock, debt securities or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities or shares of preferred stock or debt obligations of third parties, including U.S. Treasury securities, securing holders’ obligations to purchase the preferred stock, common stock, debt securities or other securities, property or assets, under the purchase contracts. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner. The terms of any purchase contracts and any related guarantee will be described in the applicable prospectus supplement.

The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of purchase contract agreement which will be filed with the SEC in connection with the offering of such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

·	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

·	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

·	the terms of the unit agreement governing the units;

·	United States federal income tax considerations relevant to the units; and

·	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

"	at a fixed price or prices, which may be changed;
"	at market prices prevailing at the time of sale;
"	at prices related to such prevailing market prices; or
"	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at-the-market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

"	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

"	to or through a market maker other than Nasdaq or such other securities exchanges or quotation or trading services.

Such “at-the-market” offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

"	the name or names of any underwriters, dealers or agents, if any;

"	the purchase price of the securities and the proceeds we will receive from the sale;

"	any over-allotment options under which underwriters may purchase additional securities from us;

"	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

"	any public offering price;
"	any discounts or concessions allowed or reallowed or paid to dealers; and
"	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by FBT Gibbons LLP, Louisville, Kentucky.

EXPERTS

The financial statements of AquaBounty Technologies, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website https://investors.aquabounty.com/ as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus or incorporated by reference into this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated by the SEC thereunder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Documents by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, please refer to the copy of the relevant document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by reference to the document it describes.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following  documents that we have already filed with the SEC (other than any portion of such filings that are furnished, rather than filed, under the SEC’s applicable rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 27, 2025;
•

Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2025,  June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025,  August 5, 2025, and October 28, 2025, respectively.

•

Current Reports on Form 8-K, filed with the SEC on January 17, 2025,  March 4, 2025,  June 13, 2025,  August 15, 2025,  September 17, 2025, and October 28, 2025, (other than the portions of those documents deemed furnished and not filed);

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 in the definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 4, 2025; and

•

The description of AquaBounty’s securities set forth in our registration statement on Form 10-12B filed with the SEC on April 25, 2014, as updated by Exhibit 4.3 to AquaBounty’s Form 10-K for the year ended December 31 2019, filed with the SEC on March 10, 2020.

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information that has been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules). These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to AquaBounty Technologies, Inc., Attention: Interim Chief Executive Officer, Chief Financial Officer and Treasurer, 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451 (telephone number: (978) 648-6000).

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

1,269,509 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 67,706 Shares of Common Stock (and 67,706 Shares of Common Stock underlying such Pre-Funded Warrants)

February 12, 2026